 EXHIBIT 23.1(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 28, 2016, on the financial statements of Lode-Star Mining Inc. for the year ended December 31, 2014. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

Vancouver, Canada	"Morgan & Company LLP"

September 14, 2016	Chartered Professional Accountants